UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2015

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

https://twitter.com/zillowgroup

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2015, Zillow Group, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Greg M. Schwartz, the Company’s Chief Revenue Officer, which describes the terms of Mr. Schwartz’s annual incentive cash-based bonus opportunities. The Letter Agreement is subject to the terms of the Zillow, Inc. Amended and Restated 2011 Incentive Plan, as amended and/or restated from time to time and as assumed by the Company.

Pursuant to the Letter Agreement, Mr. Schwartz is eligible to receive for fiscal year 2015:

•	Total Revenue Bonus. A target bonus of $50,000 semi-annually based on the Company’s total revenue generated during the first half and the second half of the fiscal year in relation to pre-established revenue objectives approved by the compensation committee of the board of directors of the Company (the “Compensation Committee”). No amount will be paid with respect to a six-month period if the revenue objective is not achieved for such period. The bonus payouts will increase on a straight percentage basis to the extent that revenue generated exceeds the revenue objective for such period.

•	Agent Revenue Bonus. A target bonus of $25,000 semi-annually based on agent revenue, which includes revenue from Zillow Premier Agent and Trulia agent products, generated during the first half and the second half of the fiscal year in relation to pre-established revenue objectives approved by the Compensation Committee. No amount will be paid with respect to a six-month period if the revenue objective is not achieved for such period. The bonus payouts will increase on a straight percentage basis to the extent that revenue generated exceeds the revenue objective for such period.

•	Other Real Estate Revenue Bonus. A target bonus of $25,000 semi-annually based on other real estate revenue, which includes revenue generated by Rentals, StreetEasy, and Diverse Solutions, generated during the first half and the second half of the fiscal year in relation to pre-established revenue objectives approved by the Compensation Committee. No amount will be paid with respect to a six-month period if the revenue objective is not achieved for such period. The bonus payouts will increase on a straight percentage basis to the extent that revenue generated exceeds the revenue objective for such period.

Payment of any bonus under the Letter Agreement is subject to Mr. Schwartz’s continued employment or service to the Company on a full-time basis through the last day of each applicable performance period. The terms of the Letter Agreement supersede the letter agreement dated June 16, 2014 by and between Mr. Schwartz and Zillow, Inc., except to the extent that any terms of the prior agreement must survive in order to the give proper effect to their intent.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. Differences may result from actions taken by the Compensation Committee, as well as from risks and uncertainties beyond the Company’s control. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in Zillow, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 and in the Company’s other filings with the Securities and Exchange Commission. Except as may be required by law, Zillow Group does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement dated April 23, 2015 by and between Zillow Group, Inc. and Greg M. Schwartz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2015	ZILLOW GROUP, INC.

	By:	/s/ KATHLEEN PHILIPS
Name: Kathleen Philips
Title: Chief Operating Officer and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement dated April 23, 2015 by and between Zillow Group, Inc. and Greg M. Schwartz.